EXHIBIT 99.1

Wave Systems Announces Convertible Bridge Loan Financing

Lee, MA-September 28, 2015-Wave Systems Corp. (NASDAQ: WAVX) today announced that it has completed an unsecured convertible bridge financing consisting of a $490,000 convertible bridge instrument that is required to be repaid on or before December 24, 2015 with a repayment amount of $588,000. Noteholders were issued warrants to purchase up to 1,225,000 shares of Wave’s Class A common stock at an exercise price of $0.18 per share. These warrants cannot be exercised for a period six months after the effective date of the transaction and the warrants expire in September 2020.

If Wave fails to pay the repayment amount by the repayment date, the holders may (but are not required to) elect to convert the bridge investment into shares of our Class A common stock at a conversion rate based on the repayment amount divided by an amount equal to the lesser of $0.168 and 80% of Wave’s VWAP for the 5 trading day period prior to the date on which the conversion election is made. The bridge securities may not be converted into more than 19.9% of the outstanding common shares immediately preceding the transaction, unless a shareholder approval is obtained by Wave. The investors were granted resale registration rights in respect of the common stock issuable under the convertible bridge securities and warrants.

Security Research Associates acted as the placement agent in connection with the offering and will receive (i) a cash payment of $29,400 and (ii) warrants to purchase up to 73,500 shares of our Class A common stock at an exercise price of $0.18 per share. These warrants cannot be exercised for a period six months after the effective date of the transaction and these warrants expire in September 2020.

About Wave Systems
Wave Systems Corp. reduces the complexity, cost and uncertainty of authentication and data protection by starting inside the device. Unlike other vendors who try to secure information by adding layers of software for security, Wave leverages the security capabilities built directly into endpoint computing platforms themselves. Wave is a leading expert in this growing trend and is leading the way with first-to-market solutions and helped shape standards through its board seat on the Trusted Computing Group.

About Security Research Associates
Security Research Associates (SRA) was founded in San Francisco in 1980 and today offers both investment banking and institutional brokerage services.  A boutique firm by design, SRA works with a select group of portfolio managers from around the country and focuses on technology and life science companies in the micro and small cap arenas.  For more information, visit www.sracap.com.

Safe Harbor for Forward-Looking Statements
This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; and (iv) the company’s ability to retain its listing on the Nasdaq Capital Market. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Wave assumes no duty to and does not undertake to update forward-looking statements.
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Wave Systems Corp.	Investor Relations
Walter A. Shephard, CFO	Tanya Kamatu
(413) 243-1600	(212) 924-9800
investors@wave.com	wavx@catalyst-ir.com